Guarantee Contract

(No. (2013) SDXTHS08 – YYFM01)

(Unofficial Selective Summary Translation)

Guarantor:	Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.

Legal Representative: SUN Xiaofeng

Creditor:	Shandong International Trust Company Limited

Legal Representative: XIANG Kaijin

To ensure the performance by the debtor, Inner Mongolia Yongye Fumin Biotechnology Co., Ltd., of the Trust Loan Contract (contract No. (2013) SDXTHS08 – YYFM) (“Master Contract) between the debtor and the creditor, the Guarantor is willing to provide guarantee to the Creditor and the two parties have entered into agreement as follows.

Article 1	Claims Guaranteed and Scope of the Guarantee

1.1          The claims guaranteed by the Guarantor are the claims under the Master Contract, in the amount of ¥80,000,000.00 as a liquid capital trust loan. The interest rate and term of the loan are specified in the Master Contract.

1.2          The scope of the guarantee is the loan principal, interest, compound and penalty interest, default damages and all the fees and expenses incurred in the course of realizing the Creditor’s claims.

Article 2	Responsibilities and Term of the Guarantee

2.1          The guarantee hereunder is joint and several responsibility guarantee. If there are more than one guarantor for the Master Contract, the Guarantor shall still bear full responsibility for guarantee within its scope.

2.2          The Guarantor agrees that, if the debtor or any third party provided pledge or mortgage, the Creditor shall have the right to demand that the Creditor immediately repay all the loan past due without having to exercise other rights.

2.3          The term of the guarantee is one year after the expiration of the performance period for the debt under the Master Contract.

Article 3	The Guarantor’s Representations and Warranties

3.1          The Guarantor is a legal person duly established in accordance with the law of the PRC or a natural person with full capacity for civil activities.

3.2          The Guarantor fully understands the contents of the Master Contract and the execution and performance of this contract is the expression of the Guarantor’s true intent. If the Guarantor is a legal, the Guarantor has obtained all due approval and authorization, both internal and external, necessary for the execution of this contract. If the Guarantor is a natural person, the Guarantor has obtained all necessary authorization and consent.

3.3          The execution and performance of this contract will not violate any restrictions on the Guarantor or the Guarantor’s assets, nor will they violate any other contracts or legal documents to which the Guarantor is a party.

3.4          All the documents and information provided in during the course of execution and performance of this contract are valid, legal, truthful, accurate and complete.

3.5          As of the date of execution, the Guarantor is not involved in any litigation, arbitration, or administrative sanction; there exists no instances of delinquency, material deterioration of repayment ability or insolvency or other adverse events that will affect the Guarantor’s ability to provide guarantee.

Article 4	The Guarantor’s Rights and Obligations

4.1          If the debtor under the Master Contract fails to repay the principal and interest of the loan in full when it is due, the Creditor must, within the scope of the guarantee, unconditionally repay all the amounts due to the Creditor.

4.2          The Creditor agrees to provide cooperation, during the term of the guarantee, to the Creditor in its monitoring and review of the Creditor’s income, business operation and financial situation.

4.3          Before the full repayment of all the debt under the Master Contract, the Guarantor cannot exercise its right for compensation against the debtor on the ground of the performance of this contract, except when such exercise leads to the performance of the obligation to repay the Creditor on behalf of the Creditor or other guarantors.

4.4          In event of the following, the Guarantor must notify the Creditor in advance or within 2 days of its occurrence:

(1)          Change of operation structure such as subcontracting, lease, joint venture, M&A, spin-off, equity restructuring, etc.

(2)          Change in the scope of operation, registered capital, equity or partners.

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(3)          Involvement in major economic dispute or likelihood to be forced to pay compensation or fines.

(4)          Ceasing of business, suspension of operation, dissolution, filing for bankruptcy, revocation or suspension of business license (Note: if the Guarantor is a natural person, the joint property owner must notify the Creditor in the event of the Guarantor’s death).

(5)          Material adverse effect on the Guarantor’s ability to perform its obligations to provide guarantee because of other guarantee, pledge or mortgage to a third party.

(6)          Execution of other contracts that will have a material adverse effect on the Guarantor’s ability to perform its obligations to provide guarantee.

(7)          Deterioration of the Guarantor’s operation or financial situation or of the Guarantor’s income if the Guarantor is a natural person.

(8)          Engagement in related party transactions with the Guarantor’s control person or major shareholder, thus affecting its normal operation.

(9)          Major crisis in the operation or financial situation of Guarantor’s control person or affiliates, thus affecting its normal operation.

(10)        Change of the Guarantor’s name, legal representative, address and contact information.

(11)        Other events that will adversely affect the Guarantor’s ability to provide guarantee.

Article 5	The Creditor’s Rights and Obligations

5.1          The Creditor right to request the Guarantor to provide report on its income, operation and financial situation and other information regarding its assets.

5.2          The Creditor has the right to demand that the Guarantor assume the joint and several responsibilities for guarantee if the debtor fails to repay the loan under the Master Contract.

5.3          The Creditor has the right to transfer its claims without the need to obtain the approval of the Guarantor and the Guarantor must still bear responsibility for guarantee with the scope specified herein.

5.4          During the effective term of this contract, if the Guarantor changes its name, legal representative, address and contact information without notifying the Creditor promptly, all notices or documents sent to the Guarantor based on contact information set forth herein will be considered received by the Guarantor.

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5.5          The Creditor has the right to provide information on the Guarantor’s credit to bank regulatory organization, People’s Bank of China or other financial monitoring agencies.

5.6          The Creditor has the right to make announcement or publish information in the media if the Guarantor’s attempts to circumvent the Creditor’s supervision, delay the performance of its obligation to guarantee or evade debts.

Article 6	Deduction Provision

6.1          If the debtor under the Master Contract fails to repay the loan in full at the expiration of the loan performance period, the Guarantor hereby authorizes the Creditor to deduct funds from any of the Guarantor’s accounts set up with Baoshang Bank as repayment of the loan without further authorization.

6.2          After making such deduction, the Creditor must notify the Guarantor of the details of such deduction.

6.3          If the deducted fund is in a different currency, the Creditor will make currency conversion at the rate published on the day of such deduction.

Article 7	Other Provisions

[None]

Article 8	Contract Effectuation and Effectiveness

8.1          This contract becomes effective after it is executed by the legal representatives of both parties.

8.2          The effectiveness of this contract is independent of the Master Contract, and the invalidity of the Master Contract or the provisions therein shall not the validity of this contract.

Article 9	Liability for Breach

9.1          If the representations made by the Guarantor in Article 3 herein are false, thus causing loss to the Creditor, the Guarantor must be liable for damages.

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9.2          If the Guarantor refuses to perform its obligations specified herein or fails to perform them completely, the Guarantor must pay damages to the Creditor in the amount of 10% of the loan principal under the Master Contract and compensate the Creditor for any losses.

9.3          If this contract becomes invalid due to the Guarantor’s fault, the Guarantor must compensate the Creditor for all the resulting losses within the scope of the guarantee.

Article 10	Dispute Resolution

10.1        The execution, performance and interpretation of this contract and the resolution of any dispute arising from this contract are governed by the law of the People’s Republic of China.

10.2        Any dispute arising from this contract must be resolved through consultation; if such consultation fails, it can be submitted to the people’s court at Party B’s location.

10.3        If the parties hereto have processed certification of enforcement power, the Creditor may directly appeal to the people’s court for enforcement action.

This contract has one format and five counterparts and all have the same legal effect.

Guarantor:	/seal/ Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.

Legal Representative:   /s/ SUN Xiaofeng

Creditor:	/seal/ Shandong International Trust Company Limited

Legal Representative:   /s/ LI Xiaopeng

Guarantor:	/s/ WU Zishen

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